                                                                    EXHIBIT 10.3

                            [DOUBLECLICK LETTERHEAD]

                     DART SERVICE ATTACHMENT FOR PUBLISHERS

This DART Service Attachment for Publishers (the "DFP Attachment"), set forth in this Cover Page and the attached Terms and Conditions, is entered into pursuant to, and incorporates herein, the DoubleClick Master Services Agreement, by and between DoubleClick Inc. ("DoubleClick") and L90, Inc. ("You" or "Company"), dated October __, 2001 (the "Master Agreement").

COMPANY NAME:  L90, INC.

WEB SITE(s):   L90 NETWORK, INCLUDING ALL WEB SITES OWNED, CONTROLLED,
               OPERATED OR REPRESENTED BY L90 http://all/

DFP EFFECTIVE DATE: OCTOBER 2, 2001

FEES           Upfront Fee:                                                                    $       [*]
                                                                                                ---------
               Additional Training Fee (0 training days multiplied by reduced fee of $500):    $      0
               (for training days over and above the days listed in Section 5)                  ---------
               Monthly Service Fee per 1000 ad impressions (CPM):  (see chart below)


CUSTOM ARRANGEMENTS

MONTHLY SERVICE FEE

     A. [*]

     B. [*]

     C. [*]


     PRICING REVIEW

     Within thirty (30) days of the end of each year of the DFP Term,[*]

     [*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     SERVICES TREATMENT

     Treatment of You by DoubleClick's TechSolutions division shall be comparable to that received from the TechSolutions division by DoubleClick's Media division and other TechSolutions' clients. DoubleClick shall continue to offer to You and support the ProfiTools Functionalities (defined below), and to the extent DoubleClick does not offer to You, or does not support, a specific ProfiTools Functionality, DoubleClick shall grant You a royalty-free license to use and support that ProfiTools Functionality for Yourself and Your clients, but only for so long as DoubleClick does not offer a tool to You that performs substantially similar functions as the ProfiTools Functionality at a price and with such other terms and conditions as is generally offered to DoubleClick's Media division and other TechSolutions' clients. DoubleClick will continue to develop optimization tools, and shall offer to You any optimization tools available to DoubleClick's Media division and other TechSolutions' clients on substantially similar terms and conditions. Should You elect to enter into an agreement with DoubleClick for either DoubleClick's DARTmail or Diameter services, DoubleClick agrees to offer You terms for such services commensurate to that extended to its large clients.

     "ProfiTools Functionalities" means the functionalities set forth in Exhibit B.

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               (C)2000-2001 DoubleClick Inc. All rights reserved.
                                                                  DFP Attachment
                                                                         Page 1

     TERMINATION RIGHT

     In addition to the terminations provisions set forth in the Master Agreement and the Terms and Conditions, You have the right to terminate this DFP Attachment on ninety (90) days prior written notice to DoubleClick in the event that You either (a) discontinue Your media business, or (b) enter into an agreement with a third party to use a different ad serving technology on an exclusive basis. Subject to force majeure provisions set forth in Section 16 of the Master Agreement and in addition to the termination provisions set forth in the Master Agreement, DoubleClick has the right to terminate this DFP Attachment immediately upon written notice to You in the event that Your media business (other than during the initial three (3) months of the DFP Term) serves less than [*] ad impressions per month in the aggregate. [*]


     AD DELIVERY SERVICE AVAILABILITY: DoubleClick shall use commercially reasonable efforts to ensure that the Service delivers advertisements [*],; it being understood that Service advertising delivery "down" time (calculated as the difference between 100% and the actual percentage delivery of ads) shall exclude time (i) required for routine system maintenance not to exceed thirty (30) minutes in any calendar month that is performed by DoubleClick so long as such maintenance is performed during low volume time periods, and (ii) resulting from technical malfunctions in the Target Sites' systems, or any other circumstances beyond DoubleClick's reasonable control (including without limitation, Internet delays, network congestion and ISP malfunctions). In the event that unscheduled down time [*] (the "Downtime Period"), then You shall have the one-time right to terminate this Attachment upon thirty (30) days prior written notice to DoubleClick, such notice to be sent within thirty (30) days of the end of the Downtime Period. The parties agree that the service level and remedy stated above shall not apply to advertisements served in those countries in which DoubleClick does not maintain a data center. The remedy stated above shall be Your sole remedy for any and all unavailability of the Service.

     [*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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               (C)2000-2001 DoubleClick Inc. All rights reserved.
                                                                  DFP Attachment
                                                                         Page 2

THE UNDERSIGNED CONFIRM THEIR MUTUAL AGREEMENT TO THESE ARRANGEMENTS AS OF THE DFP EFFECTIVE DATE.


DOUBLECLICK INC.                                   YOUR COMPANY NAME: L90, INC.


Signature:                                         Signature:
          ----------------------------------                 ----------------------------------

Printed Name:                                      Printed Name:
              ------------------------------                     ------------------------------
Title:                                             Title:
       -------------------------------------              -------------------------------------

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               (C)2000-2001 DoubleClick Inc. All rights reserved.
                                                                  DFP Attachment
                                                                         Page 3

                            [DOUBLECLICK LETTERHEAD]

                     DART SERVICE ATTACHMENT FOR PUBLISHERS
                              TERMS AND CONDITIONS

1. DEFINITIONS. All capitalized terms not otherwise defined in these Terms and Conditions shall have the meanings as defined on the Cover Page or in the Master Agreement. "Advertiser" shall mean any entity or person that desires to advertise their own products or services. "Publisher" shall mean any entity or person that desires to use the DFP Service to target and measure advertisements for Advertisers on their own Web site.

2. DFP SERVICE. The DFP service (the "DFP Service") is a service provided by DoubleClick to Publishers for targeted and measured delivery of ads from DoubleClick's servers to the Web Sites set forth on the cover page of this DFP Attachment ("Target Sites"). The ads are displayed to visitors ("Visitors") to the Target Sites based on criteria selected by You and Your Advertisers. As part of the DFP Service, You shall have the right (but not the obligation) to participate in DoubleClick's MediaMatch service, the terms and conditions for which are attached hereto as Exhibit A. DoubleClick represents and warrants to You that the DFP Services were developed by DoubleClick and may be used by You without infringement or misappropriation of any third party's copyright, trademark, servicemark or trade secret. As of the DFP Effective Date, DoubleClick represents and warrants that to the best of its knowledge, there are no intellectual property claims currently instituted or threatened against the DFP Services.

3. AD MANAGEMENT SYSTEM. You and DoubleClick understand that You are required to use DoubleClick's proprietary Ad Management System software technology (the "System") in order to access and receive the DFP Service. DoubleClick acknowledges that You may use ad management, serving and tracking technology developed by You (subject to Section 5.04 of the Asset Purchase Agreement by and between the parties dated as of October 1, 2001) or of another third party. DoubleClick grants to You (and Your Advertisers) the non-exclusive and non-transferable right to access and use the System, which You (and Your Advertisers) can access and use only on DoubleClick's Web servers by means of a unique password chosen by You, and only for the purposes of: (i) performing projections of ad impression inventories that might be available through the DFP Service, (ii) uploading and storing ads for delivery by the DFP Service, (iii) selecting trafficking criteria for the delivery of ads to Target Sites and Visitors, and (iv) receiving reports of ad impressions and other data related to the delivery of ads by the DFP Service.

4. YOUR OBLIGATIONS. You shall be solely responsible for soliciting all Advertisers, trafficking of ads (which shall include the input of ads into the System) and handling all inquiries of any type or nature from Your Advertisers. You shall obtain all necessary rights, licenses, consents, waivers and permissions from Advertisers and others involved in the creation of the ads to allow DoubleClick to store and deliver ads and otherwise operate the DFP Service on Your behalf and on behalf of Your Advertisers, and to use any data provided to or collected by the System. Except to the extent cause by DoubleClick's breach of these Terms and Conditions, You agree to indemnify and hold DoubleClick harmless from and against any claim by any Advertiser arising from Your arrangement to display Advertisers' Advertising on the Target Sites. You agree never to alter any DoubleClick ad placement tags so as to include any personally-identifiable or sensitive information of any Visitors in such tags. You further agree that Your advertisements provided to DoubleClick and/or delivered on Your behalf, and Your other promotional and marketing activities in connection with the use of the DFP Service, including the Target Sites, shall not be deceptive, misleading, obscene, defamatory, illegal or unethical. You acknowledge that the DFP Service and the System can be used to target, measure and traffic advertisements in many different ways and based on many different types of data. You represent and warrant that You will not knowingly use the DFP Service or the System in a way or for any purpose that infringes or misappropriates any third party's intellectual property or personal rights.

5. DOUBLECLICK'S OBLIGATIONS. DoubleClick's sole obligations hereunder shall be
(i) to deliver ads through the DFP Service according to the trafficking criteria selected by You using the System, (ii) to make customer service personnel available via the support web site for support twenty-four hours per day, seven days per week and (iii) to provide three (3) training days (which DoubleClick reasonably believes is an adequate amount of training necessary for full use of the Service) as well as the number of training days You elect to receive (as set forth on the Cover Page) at DoubleClick's premises (in New York or San Francisco) explaining the proper use of the DFP Service and the System. A "training day" is defined as a full day training session for up to 10 of Your employees. You can divide the training days in any manner You deem appropriate. The cost for such training sessions is included in the Upfront Fee and for additional training days, if applicable, at a discounted rate set forth on the Cover Page. If You fail to provide DoubleClick with at least 48 hours prior notice of Your cancellation of a pre-arranged training


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               (C)2000-2001 DoubleClick Inc. All rights reserved.
                                                                  DFP Attachment
                                                                         Page 4
session, You shall forfeit Your right to such training session and any fees associated with such session. If You require additional training other than as set forth on the Cover Page or training, when available, at a training facility near Your site, DoubleClick shall provide such training to You at DoubleClick's standard published rates for such training. For training at a training facility near Your Site, You agree to reimburse DoubleClick for its actual travel and lodging expenses, as well as all training facility fees and a daily overhead fee. To access and view reports, Your employees do not need to attend training sessions.

6. FEES. You shall pay DoubleClick the fees set forth on the Cover Page to this DFP Attachment. The Monthly Service Fees are recurring, fees, payable within thirty (30) days after receipt of an invoice from DoubleClick for undisputed fees. The Monthly Service Fee shall be based on the number of ad impressions delivered through the DFP Service on behalf of You each month, divided by one thousand (1,000) and multiplied by the Monthly Service Fee CPM rate set forth in the Custom Arrangements section on the Cover Page to this DFP Attachment. The CPM rates set forth in the Custom Arrangements section of the Cover Page to this DFP Attachment are applicable for all advertisements served and supported from DoubleClick data and support centers located worldwide.

7. DATA. You have the sole and exclusive ownership of all data derived from Your use of the DFP Service,; provided that DoubleClick may use and disclose the Visitors' data derived from Your use of the DFP Service only: (i) for DoubleClick's reporting purposes, consisting of compilation of aggregated statistics about the DFP Service (e.g., the aggregate number of ads delivered) that may be provided to customers, potential customers and the general public and shall not include any personally-identifiable information; and (ii) if required by court order, law or governmental agency. Except with Your prior written approval, all data generated by, collected by, provided to DoubleClick or derived from Your use of the DFP Service shall not be accessible to personnel within DoubleClick's media group, nor shall DoubleClick's media group receive any information collected by, generated through or delivered in connection with Your use of the DFP Service, including, without limitation, client lists, product development projects and pricing. In addition to all other remedies available to you, You shall have the right to immediately terminate this DFP Attachment should DoubleClick breach the prior sentence with no obligation to pay DoubleClick the true-up fees described in the Custom Arrangements section of the Cover Page and DoubleClick shall promptly (but in no event later than ten
(10) days following such termination) refund to You all fees paid by You under the Agreement and this DFP Attachment, including any Service Credit paid.

8. DFP TERM. Unless terminated earlier in accordance with the termination rights set forth in this DFP Attachment, the term of this DFP Attachment shall be for a period of five (5) years from the DFP Effective Date (the "DFP Term"). Unless terminated by either party upon sixty (60) days' notice prior to the end of the initial term or any renewal term, the DFP Attachment shall automatically renew for successive one year terms on substantially the same terms and conditions as this DFP Attachment (at the then current rates set forth in Custom Arrangements.


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               (C)2000-2001 DoubleClick Inc. All rights reserved.
                                                                  DFP Attachment
                                                                         Page 5

                                    EXHIBIT A

                                   MediaMatch



MEDIAMATCH FEES:                                      FOR DOUBLECLICK INTERNAL USE ONLY:
                           ----------------
         Banner (468x60):  $[*]     [*]

                           ----------------
 Square Button (125x125):  $[*]     [*]

                           ----------------

                           ----------------


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.  DESCRIPTION OF SERVICES.

1.1 If Company chooses to participate in the DoubleClick MediaMatch service ("MediaMatch Service"), Company agrees to offer banner impression space on its Web Site to other companies participating in the MediaMatch Service ("Participants"), in return for placement of Company's ads ("Company Ads") on the sites of other Participants. For each impression on Company's Web Site that Company redirects to the MediaMatch Service, DoubleClick, using DoubleClick's proprietary DART ad delivery technology, shall (a) deliver an ad of one of the Participants ("Participant Ads") to users accessing the Web Site, and (b) deliver a Company Ad to users accessing the Web site of another Participant. Such delivery shall be in accordance with this Exhibit. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Master Agreement or DFP Attachment.

1.2 DoubleClick's sole obligations hereunder shall be to use reasonable efforts to (a) deliver the designated number of Participant Ads to the Web Site, (b) within three days, serve the same number of Company Ad impressions to Web sites of other Participants, and (c) traffic Company Ads appearing on Participant Web sites in accordance with the criteria set by Company and this Exhibit.

2. MEDIAMATCH TERM AND TERMINATION. The term of the MediaMatch Service shall be co-terminus with the DFP Term. In addition, either party will have the right to terminate the MediaMatch Service at any time for any reason upon three (3) days written notice to the other.

3. FEES. Company agrees to pay to DoubleClick the MediaMatch Fees specified on the cover page to this Exhibit for the number of Company Ads of each applicable size served by DoubleClick hereunder. These Fees are supplemental to any serving fees Company may owe to DoubleClick or any other third-party ad serving company. Company's MediaMatch fees will be separately set out in Company's DFP invoice.

4.      COMPANY OBLIGATIONS.

4.1 COMPANY ADS. Company is responsible for submitting to DoubleClick all Company Ad information and creative to be served as part of the MediaMatch Service. Company may change the Company Ad information or creative at any time, and DoubleClick will use commercially reasonable efforts to ensure that such change shall take effect within three (3) business days. Company must provide DoubleClick with at least one standard .gif image, and may provide DoubleClick with other creative(s). If Company has rich media creative(s) in addition to standard .gif images, the rich media creative will be served on the Participant sites if those sites are tagged for rich media, but if those sites are not tagged for rich media, then the standard .gif image(s) will be served instead. Company shall be solely responsible for all costs it incurs in connection with the MediaMatch Service and this Exhibit, including, without limitation, expenses associated with creating, updating and otherwise managing Company Ads, delivering Company Ads to the MediaMatch Service and establishing and maintaining links between Company Ads and Web sites and areas outside the MediaMatch Service (collectively, "Company's Web Content").

4.2 INVENTORY REDIRECTS. Company will enable the exchange of inventory by placing the HTML tags provided by DoubleClick into either the code of the Company's Web Site or into a redirect ad within the ad serving software that Company uses to manage its ad inventory. Company is responsible for trafficking these redirect ads that enable Participant Ads to deliver to the Company Web Site. If Company changes the number of impressions it redirects to DoubleClick or terminates this MediaMatch Service for any reason, Company shall allow DoubleClick to first reconcile the amount of Participant impressions that have been served to the Web Site with the number of Company Ad impressions that have been served to Participant sites.


--------------------------------------------------------------------------------
         DOUBLECLICK(R) and DART(TM) are trademarks of DoubleClick Inc.
                 (C) 1998 DoubleClick Inc. All rights reserved.

4.3 REVIEW AND RESTRICTION OF PARTICIPANTS' ADS. Company, using DoubleClick's proprietary Ad Manage system, may prevent Participant Ads from delivering to the Web Site that Company reasonably believes are inappropriate for placement on the Web Site, it being understood that excessive banning of Participant Ads may reduce the number of Company Ads that appear on Participants' Web sites. Ad Manage allows Company to ban Participant Ads (a) based upon review of the creatives of each individual Participant Ad, or (b) based upon the click-through URL(s) associated with the Participant Ads. Company agrees that DoubleClick has no responsibility to review the contents of any ads appearing on the Web Site.

5.  DOUBLECLICK'S RIGHTS.

5.1 DoubleClick shall have the right to use the Company's name, logos, and advertisements for the purpose of promoting DoubleClick MediaMatch in all media, provided DoubleClick does not reproduce Company Ads without Company's prior consent. DoubleClick shall have the right to use information concerning number of impressions, users, and user activity for DoubleClick's own business purposes.

5.2 DoubleClick and/or the Participants shall have the right, in their sole discretion, to terminate the delivery of any Company Ad at any time without liability to Company, provided that such termination shall correspondingly reduce the number of Participant Ads to appear on the Company Web Site.

6. MISCELLANEOUS. DoubleClick is the owner of all right, title and interest in and to DoubleClick MediaMatch technology, DoubleClick MediaMatch trademarks and all information and materials provided to Company regarding DoubleClick MediaMatch. The DART ad delivery technology shall be the sole and definitive tool used to measure the MediaMatch Service's delivery of Company and Participant Ads pursuant to this Exhibit. No other measurement or usage statistics (including those of Company or an approved third party ad server) shall be accepted by DoubleClick.

--------------------------------------------------------------------------------
         DOUBLECLICK(R) and DART(TM) are trademarks of DoubleClick Inc.
                 (C) 1998 DoubleClick Inc. All rights reserved.

                                    EXHIBIT B

                             PROFITOOLS DESCRIPTION

CO-REGISTRATION -- Lead-generation and customer acquisition obtained on a permission-basis as consumers are registering on a Web site. The Technology provides for the dynamic serving of a "co-reg" page with targeted offers to users of a Web site. The Components of the technology are as follows:

     - User Interface which allows:

         - Site Setup

         - Customizable Page Layout and Navigation

         - Automated Offer Scheduling

         - Targeting of Offers (by site, content area, user values, etc)

         - Automated and Customized Data Transfer Scheduling

         - Reporting

     - Dynamic Page Hosting/Serving of Co-Registration page

     - Dynamic Offer Rotation (Multiple Offers Per Page)

     - Data Collection of Users Who Accept Offers

     - Data Transfers (real time and/or batch) via Email, Http or Ftp

     - Email response to accepted offers

L90 POWER ADS -- Power Ad is a customized tool which allows for the serving of a variety of types of "Pop Up" and Pop Under ad units. The ads are served through a javascript tag, and the they are fully customizable through the User Interface
(UI). The UI allows the user to define the type (popup, popunder), the size, the media type (gif, html, redirect, etc), the look and feel of the browser (with/without scroll bars, with/without address bar etc) and an amount of time to delay before displaying.

L90 LINK / DATA TRANSFERS -- L90|Link is an incentive-based viral marketing program that creates word-of-mouth referrals to promote a marketers offer or product. The technology allows for the following:

     - Hosting of a Micro site / Offer

     - Collection of Data

     - Ability to Refer Friends to the Micro Site / Offer

     - Sends Viral Emails

     - Tracks Performance of Viral Campaign.

     - The Ordering Through the UI and the delivery of user data to Advertisers.

--------------------------------------------------------------------------------
         DOUBLECLICK(R) and DART(TM) are trademarks of DoubleClick Inc.
                 (C) 1998 DoubleClick Inc. All rights reserved.